                                                                 EXHIBIT 10.31.6


                         MASTER GUARANTY OF PERFORMANCE


         THIS MASTER GUARANTY OF PERFORMANCE (the "Agreement") is made this 23rd day of December, 1997, by SUNRISE ASSISTED LIVING, INC., a Delaware corporation (the "Guarantor") in favor of NATIONSBANK, N.A., as agent ("Agent") for itself and for certain additional lenders (collectively with the Agent, the "Lenders") who are or shall be from time to time participating as lenders in a bank group pursuant to the Amended and Restated Agency Agreement of even date herewith (as amended, extended or substituted from time to time, the "Agency Agreement").

                                    RECITALS

         A. The Borrower obtained from the Agent and certain other lenders (collectively, the "Original Lenders") a credit facility in the maximum principal sum of $90,000,000 (the "Original Credit Facility") which was a non-revolving line of credit pursuant to which the Borrower could obtain certain construction/interim loans (each a "Facility Loan;" collectively, the "Facility Loans") for assisted living facilities and independent living facilities. The Original Credit Facility has been evidenced by a Master Promissory Note dated June 13, 1996 as amended pursuant to a First Amendment to Master Promissory Note dated September 5, 1996 and by a Second Amendment to Master Promissory Note dated March 31, 1997 (collectively, the "Master Note").

         B. In connection with the making of each Facility Loan, the Borrower executed a promissory note in the maximum principal sum of each Facility Loan (each a "Facility Note" and collectively, the "Facility Notes"). Availability under the Master Note was reduced by the principal sum of each Facility Note. As of the date hereof, seven (7) Facility Loans have been made under the Original Credit Facility evidenced by eight (8) Notes.

         C. The Borrower has applied to the Lenders to increase the maximum principal sum of the Original Credit Facility to $250,000,000 or such greater amount as the Lenders may from time to time commit to lend pursuant to the Agency Agreement (such increased and modified credit facility being hereinafter referred to as the "Credit Facility" or the "Loan") and to provide that the Credit Facility will be revolving. Advances or readvances are to be made pursuant to, and secured by, the provisions of that certain Amended and Restated Financing and Security Agreement dated the same date as this Agreement by and between the Agent and the Borrower (as amended, restated or substituted from time to time, the "Financing Agreement") and that certain

Amended and Restated Master Construction Loan Agreement of even date herewith by and between the Agent and the Borrower (as amended, restated or substituted from time to time, the "Construction Agreement").

         D. The Loan is evidenced by that certain Amended, Restated, Consolidated and Increased Master Promissory Note of even date herewith payable by the Borrower to Agent on behalf of the Lenders (as amended, restated, renewed or substituted from time to time, the "Note")

         E. The Credit Facility shall be secured by among other things certain Deeds of Trust (as defined in the Financing Agreement) (individually, a "Deed of Trust," collectively, the "Deeds of Trust") from the Borrower and any Guarantor Subsidiaries in favor of the Lenders each covering the Borrower's or Guarantor Subsidiary's interest in certain Land (as defined in each of the Deeds of Trust) and the Improvements (as defined in each of the Deeds of Trust) thereon and such other real and personal property as therein more particularly set forth (collectively, the "Property").

         F. On the Land secured by each of the Deeds of Trust, the Borrower has agreed to construct certain Improvements as more particularly described in the Amended and Restated Financing and Security Agreement of even date herewith by and between the Borrower and the Agent (as amended, extended or substituted from time to time, the "Financing Agreement") and an Amended and Restated Construction Loan Agreement of even date herewith by and between the Borrower and the Agent (as amended, extended or substituted from time to time, the "Construction Agreement") in accordance with plans, drawings and specifications (the "Plans and Specifications") heretofore submitted by the Borrower to the Agent for the Agent's approval.

         G. The Note, the Deeds of Trust, this Agreement, the Financing Agreement, the Construction Agreement, and all other documents evidencing or securing the Loan are hereinafter referred to collectively as the "Financing Documents."

         H. It is a condition of making available the Credit Facility by the Lenders to the Borrower that the Guarantor executes and delivers this Agreement to the Agent.

         NOW, THEREFORE, IN CONSIDERATION of the agreement by the Lenders to make the Credit Facility available to the Borrower and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees with the Lenders as follows:

         1. If the Borrower or any Guarantor Subsidiary shall, subject to any applicable cure periods and the other terms of the Financing Agreement and the Construction Agreement,

                          a. fail to complete any of the Improvements free of liens and within the period or periods required by the Financing Agreement or the Construction Agreement in accordance with the Plans and Specifications with only such material amendments thereto as shall be approved by the Lenders, and in accordance with all laws, rules, regulations and requirements of all governmental authorities having jurisdiction, or

                          b. fail to keep any of the Property free from all liens and claims which may be filed or made for performing work and labor thereon or furnishing materials therefor in connection with the construction thereof or fail to bond off such liens or make other arrangements therefor satisfactory to the Agent, or both, then the Guarantor hereby guarantees to the Lenders that it shall, provided that advances of the Loan are thereafter advanced in the manner provided in the Financing Agreement and the Construction Agreement:

         (1) cause the Improvements to be completed free and clear of mechanics' and materialmens' liens in the manner and within the period of time required by the Construction Agreement, in accordance with the Plans and Specifications, amended only as aforesaid, and in accordance with all laws, rules, regulations and requirements of all governmental authorities having jurisdiction,

         (2) cause any such mechanics' or materialmens' liens and claims to be removed or bonded off or make other arrangements therefor satisfactory to the Agent and thereafter keep the Property thereon free from all such liens and claims,

         (3) make payment in full to all laborers, subcontractors and materialmen on or before the date of completion for the costs of the Improvements and related costs, and

         (4) pay all costs and expenses incurred in doing (l), (2) and (3) of this Section l and pay to or reimburse the Lenders for all expenses incurred by, or other moneys due, the Lenders pursuant to the Financing Documents.

The Guarantor further agrees to indemnify and hold harmless the Lenders from any loss (including reasonable attorney's fees) resulting from any default by the Guarantor under the terms of this Agreement.

         2. The Guarantor hereby waives notice of acceptance of this Agreement by the Agent and any and all notices and demands of every kind and description which may be required to be given by any statute or rule or law, and agrees that the liability of the Guarantor hereunder shall in no way be affected, diminished or released (a) by any forbearance which may be granted to the Borrower or any Guarantor Subsidiary (or to any successor to it or to any person or entity which shall have assumed the obligations of the Borrower under the Note or any Subsidiary Guaranty), (b) by any waiver by the Agent of any term, covenant or condition in any of the Financing Documents, (c) by reason of any change or modification in any of the Financing Documents (provided such change or modification does not materially affect the amount of the funds budgeted for the costs of any of the Improvements or the manner in which the same are to be advanced under the Construction Agreement), or (d) by the acceptance of additional security for the Obligations (as defined in the Financing Agreement) or the release by the Agent of any security or of any party primarily or secondarily liable for the Obligations, including one or more of the undersigned.

         3. The Guarantor hereby agrees that the Plans and Specifications for any Facility, and any other terms, covenants and conditions contained in the Construction Agreement, the construction contract with any contractor or any of the Financing Documents may be altered, extended, changed, modified or released by the Borrower or an applicable Guarantor Subsidiary, with the approval of the Agent, and without notice to or the consent of the Guarantor, without in any manner affecting the obligations of the Guarantor under this Agreement or releasing the Guarantor therefrom. The Guarantor specifically acknowledges and agrees that change orders approved by the Borrower or an applicable Guarantor Subsidiary shall in no manner release the Guarantor from the obligations evidenced by this Agreement.

         4. The Guarantor agrees that this Agreement may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Note, any Subsidiary Guaranty or any of the Property through foreclosure proceedings or otherwise. The Guarantor further agrees that nothing herein contained shall prevent the Agent from suing on the Note or foreclosing any of the Deeds of Trust or from exercising any other right available to it under any of the

Financing Documents, and the exercise of any of the aforementioned rights shall not constitute a legal or equitable discharge of the Guarantor, it being the purpose and intent of the Guarantor that its obligations under this Agreement be released therefrom upon payment of all sums due hereunder and completion of the Improvements in accordance with the Financing Documents and this Agreement.

         5. Nothing herein contained shall operate as a release or discharge in whole or in part, of any claim of the Guarantor against the Borrower or any Guarantor Subsidiary by subrogation or otherwise, by reason of any act done or any payment made by the Guarantor pursuant to the provisions of this Agreement; provided, however, all such claims shall be subordinate to the lien of the Deeds of Trust and to the claims of the Lenders and the Guarantor assigns all of its right, title and interest in all claims of the Guarantor as security for the fulfillment of all of the Guarantor's obligations under this Agreement.

         6. The Guarantor hereby acknowledges, consents and agrees (a) that the provisions of this Agreement and the rights of all parties mentioned herein shall be governed by the laws of the Commonwealth of Virginia and interpreted and construed in accordance with such laws and (b) that any court of competent jurisdiction of the Commonwealth of Virginia shall have jurisdiction in any proceeding instituted to enforce this Agreement and any objections to venue are hereby waived.

         7. THE GUARANTOR HEREBY WAIVES TRIAL BY JURY in any action or proceeding not required to be arbitrated pursuant to the Financing Documents to which the Guarantor and any of the Lenders may be parties, arising out of or in any way pertaining to (a) this Agreement, (b) the Loan or (c) the Financing Documents. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Agreement. This waiver is knowingly, willingly and voluntarily made by the Guarantor, and the Guarantor hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Guarantor further represents that it has been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

         8. The rights, powers, privileges and discretions (the "Rights") to which the Lenders may be entitled hereunder shall inure to the benefit of their successors and assigns. All the Rights of the Lenders are cumulative and not alternative and may be enforced successively or concurrently. Failure of the Agent or the Lenders to exercise any of the Rights shall not be deemed a waiver thereof and no waiver of any of their Rights shall be effective unless in writing and signed by the Agent or the Lenders. The terms, covenants and conditions of or imposed upon the Guarantor herein shall be binding upon its respective heirs, personal representatives, successors and assigns.

         9. The Guarantor represents and warrants that it has examined or has had an opportunity to examine the Financing Documents, and that it has full power, authority and legal right to execute and deliver this Agreement, and that this Agreement is a binding legal obligation of the Guarantor.

         10. In case any provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         WITNESS the signature and seal of the Guarantor as of the day and year first above written.

WITNESS/ATTEST:                   SUNRISE ASSISTED LIVING, INC.




_/s/ Wayne G. Tatusko_            By: _/s/ David W. Faeder________(SEAL)
 --------------------                  -------------------
                                     David W. Faeder
                                     President and Chief Financial Officer



_/s/ Wayne G. Tatusko_            By: _/s/ Thomas B. Newell______(SEAL)
 --------------------                  --------------------
                                     Thomas B. Newell
                                     Executive Vice President

STATE/COMMONWEALTH OF VIRGINIA,
CITY/COUNTY OF __Fairfax_ , TO WIT:

         I, __Dawn A. Washington_ , a Notary Public in and for the jurisdiction aforesaid, do hereby certify that David W. Faeder as President and Chief Financial Officer and Thomas B. Newell as Executive Vice President of Sunrise Assisted Living, Inc., who executed the foregoing instrument, personally appeared before me and acknowledged said Instrument to be his act and deed that he executed said Instrument for the purposes therein contained.

         WITNESS my hand and Notarial Seal.



Date: December 23, 1997           __/s/Dawn A. Washington
                                    -----------------------
                                    Notary Public

My Commission Expires: